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                                                                     EXHIBIT 2.3



                                     BETWEEN




                         FUNCTIONAL SOFTWARE PTY LIMITED
                                of the first part


                                       AND


                SENTO AUSTRALIA PTY LIMITED AND SENTO CORPORATION
                               of the second part


                                       AND


                    MICHAEL PETER SELIG AND ALAN THOMAS MAIN
                                of the third part





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                               DEED OF GUARANTEE

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                                 Michael Osborne
                                 and Associates
                                    LAWYERS
                          Level 21, 1 O'Connell Street
                                 Sydney NSW 2000



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     Telephone: 02 9241 1211 Facsimile: 02 9221 8364 DX: 1113 SYDNEY
                   Email: mosbasso@ozemail.com.au   Ref: 985122





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THIS DEED dated September 30, 1998

BETWEEN: FUNCTIONAL SOFTWARE PTY LIMITED (A.C.N. 009 421 194) of Suite 7, Delwyn Court, 643 Newcastle Street, Leederville in the State of Western Australia (hereinafter called "the Company") of the first part

AND: SENTO AUSTRALIA PTY LIMITED (A.C.N. 074 678 774) formerly known as Australian Software Innovations (Services) Pty Limited of Level 6, 51 Rawson Street, Epping in the State of New South Wales and SENTO CORPORATION of 808 East Utah Valley Drive, American Fork, Utah, United States ("the Purchaser") of the second part

AND: MICHAEL PETER SELIG of 7a Chaleyer Street, Willoughby in the State of New South Wales and ALAN THOMAS MAIN of 4 Geordie Rise, Sorrento in the State of Western Australia ("the Guarantors") of the third part.

WHEREAS:

A. The Company is the proprietor of a software house business whose principal place of business is located as Suite 7, Delwyn Court, 643 Newcastle Street, Leederville in the State of Western Australia ("the Business").

B. The Company has agreed to sell the Business to the Purchaser on certain terms and conditions and enter various other agreements with the Purchaser.

C. The Guarantors have agreed to guarantee the obligations of the Company on the terms contained in this Deed.

NOW THIS DEED WITNESSES:

In this Deed the following expressions have the following meanings:-

        (a)    "Consultant" means NorthPoint Software Ventures PTE Limited.

        (b) "Consultancy Agreement" means the Agreement between the Consultant and Sento Corporation in relation to the provision of consultancy services.

        (c)    "Documents" means:-

               (i) The Intellectual Property Business Assets Agreement between the Company as vendor and Sento Corporation as purchaser in respect of the Intellectual Property Business Assets of the Business.

               (ii) The Business Assets Agreement between the Company as vendor and Sento Australia Pty Limited as purchaser in respect of the Business Assets of the Business.


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               (iii)  The four Deeds of Restraint of Trade between the Company, the Purchaser, the Guarantor and Howard Haythornthwaite.

        (d) "Obligations" means all of the obligations, whether financial or otherwise, and whether arising before or after the date of completion of any of the agreements comprising the Documents, of the Company under the Documents to the Purchaser.

        (e) "Total Consideration" means the aggregate sum actually paid by the Purchaser to the Vendor and the Consultant and any other party to the Documents whether on the making of this Agreement or after the making of this Agreement in consideration of the purchase of the Intellectual Property Business Assets, the Business Assets, the covenants of Restraint of Trade and the Consultancy Agreement.

2. In consideration of the Purchaser agreeing to enter the Documents with the Company at the request of the Guarantors the Guarantors enter into this guarantee (called "Guarantee") in favour of the Purchaser on the terms specified in this Deed.

3.      The Guarantors agree to guarantee all of the Company's Obligations.

4.      This Guarantee extends to claims by the Purchaser

        (a)    for damages for breaches of the Obligations.;

        (b)    for repudiation of the Documents or any of them;

        (c) for the Purchaser's reasonable legal and other expenses of seeking to enforce the Obligations against the Company and the Guarantor,

        (d) for loss or damage consequent on disclaimer of the Documents on the Company's insolvency, as if the Documents had not been disclaimed.

5.      Where the Guarantors comprise more than one party:-

        (a) the term "Guarantors" in this Deed refers to each of the Guarantors and to all of them;

        (b)    their obligations as Guarantors are joint and several;

        (c) the Purchaser may enforce this Guarantee against all or any of them;

        (d) any notice or demand may be served on all of them by serving any one of them;

        (e)    this Guarantee remains binding on the other Guarantors, even if


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             (i)   any one of the Guarantors fails to execute the Documents or to enter into this Guarantee;

             (ii)  this Guarantee is not binding on any one of the Guarantors.

6. The Purchaser is entitled to require the Guarantors to pay to the Purchaser any outstanding amounts owing under the Documents or to compensate the Purchaser for any loss or damage without the Purchaser having instituted any proceedings against the Company in respect of such claims or breaches.

7. This Guarantee is not discharged and the Purchaser's rights against the Guarantors are not affected by any of the following:

        (a) the granting of any indulgence or extension of time by the Purchaser to the Company or to the Guarantors;

        (b) the Purchaser's neglect or failure to enforce any covenants under the Documents against the Company or waiver of any breaches or defaults under the Documents;

        (c) the entry into any arrangement, composition or compromise relating to the Documents between the Purchaser and the Company or any other person;

        (d) the variation of any provision of the Documents between the Purchaser and the Company without the Guarantors' consent but only if they are minor and are not prejudicial to the Guarantors;

        (e) the death or bankruptcy or winding up of the Company or any one of the Guarantors;

        (f) the Company's liability under the Documents, being or becoming invalid, illegal, or unenforceable, including through any act, omission or legislation;

        (g) the disclaimer of the Documents following the Company's insolvency.

8.      (a)    Until the Purchaser's claims against the Company and against the
               Guarantors have been fully satisfied, the Guarantors will hold on trust for the Purchaser any money received by the Guarantors under any arrangement, composition, assignment, liquidation or bankruptcy of the Company.

9.      (a)    The Guarantors agree to indemnify and keep indemnified the
               Purchaser in respect of all losses, damages or costs incurred or suffered by the Purchaser through the Company's breach or repudiation of any of the Obligations.

        (b)    This indemnity:-

             (i) Is in addition to and distinct from the Guarantors' liability under the Guarantee;


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             (ii)   enures in favour of the Purchaser's successors and assigns;

             (iii) imposes on each of the Guarantors, if more than one, joint and several liability;

             (iv) continues throughout the period of continuance of this Guarantee;

             (v) extends to losses or damages incurred or suffered by the Purchaser through inability to enforce the Obligations or the Guarantee by reason of either of them being or becoming wholly or partly unenforceable;

             (vi) extends to the making of payments or the performance or obligations under the Documents which are subsequently or prospectively rendered void, illegal or are avoided as a consequence of the bankruptcy or winding-up of the Company or the disclaimer of the Documents, as if none of those events shall have occurred.

10. Notwithstanding any other term of this Deed, the parties agree that in the absence of fraud on the part of the Company or the Guarantors then:

        (a) The Guarantors will only be liable to the Purchaser under this Deed if the Guarantors receive written notice of the Purchaser's claim against the Guarantors within three years from the date of this Deed; and

        (b) the maximum aggregate liability of the Guarantors shall not exceed the Total Consideration and for the purpose of determining the amount of the Total Consideration any stock transferred to the Vendor or the Agent shall have ascribed to it the same value as ascribed to it under the agreement by which the Stock was transferred at the time the Vendor or the Agent became entitled to receive the stock.


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EXECUTED AS A DEED

THE COMMON SEAL of
FUNCTIONAL SOFTWARE
PTY LIMITED was hereunto
affixed in accordance with its Articles
of Association in the presence of:                 ............................
                                                   Director

 ..................................
Director/Secretary



THE COMMON SEAL of
SENTO AUSTRALIA PTY LIMITED
was hereunto affixed in
accordance with its Articles of Association
in the presence of:                                ............................
                                                   Director

 ..................................
Director/Secretary



SIGNED SEALED AND DELIVERED
by the said MICHAEL PETER SELIG
in the presence of:                                ............................


 ..................................
Witness

SIGNED SEALED AND DELIVERED
by the said ALAN THOMAS MAIN in the
presence of:                                       ............................


 ..................................
Witness


EXECUTED BY SENTO CORPORATION